UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Commission File Number	Name of Registrant, Address of Principal, Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K filed on February 16, 2021, Spire Inc. (the “Company”) issued and sold 3,200,000 Equity Units, initially consisting of Corporate Units (the “Corporate Units”), pursuant to an underwriting agreement, dated February 9, 2021 (the “Underwriting Agreement”), with the several Underwriters named in Exhibit A thereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC acted as representatives. On February 16, 2021, the Underwriters fully exercised their option to purchase an additional 300,000 Corporate Units in accordance with the terms of the Underwriting Agreement and on February 18, 2021, the issuance and sale of the additional 300,000 Corporate Units was completed.

All of the Corporate Units were issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-231443), as amended, and the related Prospectus contained therein, as supplemented by the Prospectus Supplement dated February 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.
Date: February 18, 2021
	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President, Chief Financial Officer